Exhibit 10.1(b)

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of April 24, 2014 by and among ESCALERA RESOURCES CO., formerly known as DOUBLE EAGLE PETROLEUM CO., a Maryland corporation (“Borrower”), BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of Oklahoma, N.A.), individually and as agent (“Administrative Agent”) and as LC Issuer, and the Lenders party to the Original Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 5, 2010 (as amended, supplemented, or restated prior to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

§ 1.1.Terms Defined in the Original Credit Agreement

.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2.Other Defined Terms

.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Sixth Amendment to Credit Agreement.

“Amendment Documents” means collectively, this Amendment, the consent by Guarantors, and any other document required to be delivered by Borrower pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

ARTICLE II.

Amendments to Original CREDIT Agreement

§ 2.1.Definitions

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(a)The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“Adjusted Consolidated EBITDAX” means, for any Fiscal Quarter, Consolidated EBITDAX for such Fiscal Quarter adjusted in a manner acceptable to Administrative Agent in its reasonable discretion (a) as permitted and in accordance with Article 11 of Regulation S-X promulgated by the SEC, (b) to give effect to any acquisition or divestiture made by Borrower or its Restricted Subsidiaries during such Fiscal Quarter as if such acquisition or divestiture occurred on the first day of such Fiscal Quarter, or (c) to give effect to the redesignation of a Subsidiary of Borrower as either a Restricted Subsidiary or an Unrestricted Subsidiary during such Fiscal Quarter as if such redesignation occurred on the first day of such Fiscal Quarter, in each case regardless of whether the effect is positive or negative.

“Borrowing Base” means, at the particular time in question, the amount provided for in Section 2.8 as adjusted from time to time pursuant to Section 2.9; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries; provided that when used in the definition of Material Adverse Change in Section 1.1 and in Sections 7.8, 7.12, 7.13 and 7.15 and in any defined terms used or incorporated therein, Unrestricted Subsidiaries shall be excluded.  References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Core Acquisitions and Investments” means (i) acquisitions of Oil and Gas Properties located within the United States of America and acquisitions of assets located in the United States of America used in the producing, drilling or transporting of Borrower’s producing Oil and Gas Properties, and (ii) acquisitions of or Investments in Persons engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties located within the United States of America; provided that with respect to any acquisition or Investment described in this clause (ii), immediately after making such acquisition or Investment, Borrower shall own at least fifty-one percent (51%) of the Equity Interests of such Person, measured by voting power.

“Non-Core Acquisitions and Investments” means (i) acquisitions of properties  located within the United States of America other than Oil and Gas Properties, and (ii) acquisitions of or Investments in Persons organized under the laws of a jurisdiction of the

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United States of America and doing business exclusively with the United States of America, that are engaged in businesses other than acquiring, developing and producing Oil and Gas Properties.

“Permitted Investments” means

(a)Cash Equivalents;

(b)normal and prudent extensions of credit by Restricted Persons to their customers for buying goods and services in the ordinary course of business or to another Restricted Person in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner;

(c)extensions of credit among Restricted Persons which are subordinated to the Obligations upon terms and conditions satisfactory to Required Lenders and Administrative Agent in their sole and absolute discretion;

(d)extensions of credit by Borrower to Unrestricted Subsidiaries in an aggregate amount that when added to all other Investments of the Restricted Persons in Unrestricted Subsidiaries shall not exceed in the aggregate the Maximum Unrestricted Subsidiary Investment.

(e)Core Investments and Acquisitions.

“Restricted Person” means any of Borrower and each Restricted Subsidiary of Borrower.

(b)The following definitions are hereby added to Section 1.1 of the Original Credit Agreement in appropriate alphabetical order to read as follows:

“Borrowing Base Reduction Amount” means the amount by which the Borrowing Base will automatically reduce pursuant to Section 2.9(d), as such amount is set forth in Section 2.8 and may change from time to time pursuant to Section 2.9(a), (b) or (c).

“Maximum Unrestricted Subsidiary Investment” means the  sum of (i) $2,000,000, plus (ii) the net proceeds of common Equity Interests issued by Borrower after May 1, 2014.

“Restricted Subsidiary” means each Subsidiary of Borrower that has not been designated as an Unrestricted Subsidiary pursuant to Section 7.17.

“Scheduled Borrowing Base Reduction” means a reduction in the Borrowing Base pursuant to Section 2.9(d).

Unrestricted Subsidiary” means each Subsidiary of Borrower that is designated in writing to be an Unrestricted Subsidiary pursuant to Section 7.17.

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§ 2.2.Mandatory Prepayments.  The first sentence of Section 2.7(b) of the Original Credit Agreement which reads as follows:

“(b)If at any time the Facility Usage is less than the Maximum Credit Amount but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrower shall, within five Business Days after Administrative Agent gives notice of such fact to Borrower, either:”

is hereby amended in its entirety to read as follows:

“(b)Except as otherwise set forth in Section 2.7(c), if at any time the Facility Usage is less than the Maximum Credit Amount but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrower shall, within five Business Days after Administrative Agent gives notice of such fact to Borrower, either:”

§ 2.3.Mandatory Prepayments Upon Scheduled Borrowing Base Reductions.  Section 2.7 of the Original Credit Agreement is hereby amended by adding thereto a new subsection (c) immediately after subsection (b) to read as follows:

“(c)If any Borrowing Base Deficiency arises from a Scheduled Borrowing Base Reduction, Borrower shall prepay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.14(a)) in an amount at least equal to such Borrowing Base Deficiency on the day of such Scheduled Borrowing Base Reduction.  The Borrowing Base determined on April 24, 2014 shall be reduced automatically on each date set forth below to the amount set forth below opposite such date:

Date of Scheduled Borrowing Base Reduction	Borrowing Base Reduction Amount	Amount of Reduced Borrowing Base
May 1, 2014	$1,000,000	$47,500,000
June 1, 2014	$1,000,000	$46,500,000
July 1, 2014	$1,000,000	$45,500,000
August 1, 2014	$1,000,000	$44,500,000
September 1, 2014	$1,000,000	$43,500,000
October 1, 2014	$1,000,000	$42,500,000

§ 2.4.Borrowing Base.  Sections 2.8 and 2.9 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

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“2.8Initial Borrowing Base.  During the period from April 24, 2014 to the next Determination Date the Borrowing Base shall be $48,500,000, and the Borrowing Base Reduction Amount shall be $1,000,000.

2.9Subsequent Determinations of Borrowing Base.

(a)Administrative Agent and Lenders shall make each Scheduled Determination on or about the applicable Scheduled Determination Date as set forth below.  By March 1 and September 1 of each year beginning March 1, 2014, Borrower shall furnish to each Lender all information, reports and data which Administrative Agent has then requested concerning Restricted Persons’ businesses and properties (including their Oil and Gas Properties and interests and the reserves and production relating thereto), together with, as applicable, the Engineering Report as of January 1 of such year described in Section 6.2(e) or as of July 1 of such year described in Section 6.2(f).  By April 1 and October 1 of each year, Administrative Agent shall determine the amount of a proposed Borrowing Base and change in the Borrowing Base Reduction Amount, if any; and Administrative Agent shall then deliver to each Lender such proposed Borrowing Base and change in the Borrowing Base Reduction Amount, if any.  Within fifteen days after the Lenders’ receipt of such proposed Borrowing Base and Borrowing Base Reduction Amount, or as promptly thereafter as practicable, Required Lenders shall agree on an amount for the Borrowing Base and change in the Borrowing Base Reduction Amount, if any (provided that all Lenders must agree on any increase in the Borrowing Base and any decrease in the Borrowing Base Reduction Amount), which Borrowing Base and change in the Borrowing Base Reduction Amount need not be equal to such proposed Borrowing Base or Borrowing Base Reduction Amount.  Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the discounted net present value of the various Oil and Gas Properties of Restricted Persons included in the Collateral at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Restricted Persons) as they in their discretion deem significant.  If Required Lenders (or all Lenders in the case of an increase in the Borrowing Base or decrease in the Borrowing Base Reduction Amount) have not approved the Borrowing Base within the fifteen day period after their receipt of such proposed Borrowing Base and Borrowing Base Reduction Amount, Administrative Agent shall poll Lenders to ascertain the highest Borrowing Base and lowest Borrowing Base Reduction Amount then acceptable to a number of Lenders sufficient to constitute Required Lenders (or all Lenders in the case of an increase in the Borrowing Base or decrease in the Borrowing Base Reduction Amount) and such amounts shall then become the Borrowing Base and the Borrowing Base Reduction Amount .  Administrative Agent shall by notice to Borrower designate such amounts as the new Borrowing Base available to Borrower hereunder and the new Borrowing Base Reduction Amount, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base and the Borrowing Base Reduction Amount are redetermined.  It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon

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or designate the Borrowing Base at any particular amount, whether in relation to the MAXIMUM CREDIT AMOUNT or otherwise, and that Lenders’ commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2.

(b)If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of subsection (a) of this section, Administrative Agent may nonetheless determine the Borrowing Base and Borrowing Base Reduction Amount at any amount that Required Lenders determine and may redetermine the Borrowing Base and Borrowing Base Reduction Amount from time to time thereafter (provided that all Lenders must agree to any increase in the Borrowing Base and any decrease in the Borrowing Base Reduction Amount) until each Lender receives all such information, reports and data, whereupon Required Lenders (or all Lenders, as applicable) shall designate a new Borrowing Base and Borrowing Base Reduction Amount as described above.

(c)In addition to the redeterminations of the Borrowing Base and Borrowing Base Reduction Amount pursuant to subsections (a) and (b) of this section, Borrower and Administrative Agent (or Administrative Agent at the request of Required Lenders) may each request additional determinations (“Special Determinations”) of the Borrowing Base and Borrowing Base Reduction Amount from time to time; provided, that no such Person may request more than one (1) Special Determination between Scheduled Determinations.  In the event Administrative Agent (or Administrative Agent at the request of Required Lenders) requests such a Special Determination, Administrative Agent shall promptly deliver notice of such request to Borrower and Borrower shall, within thirty (30) days following the date of such request, deliver to Lenders an Engineering Report prepared by Staff Engineers as of the last day of the calendar month preceding the date of such request (or prepared by Independent Engineers) and such other information which Administrative Agent shall have requested.  In the event Borrower requests a Special Determination, Borrower shall deliver written notice of such request to Lenders which shall include (i) an Engineering Report prepared by Staff Engineers as of a date not more than thirty (30) days prior to the date of such request (or, in the case of a request made on the 31st day of any calendar month, thirty-one (31) days), (ii) the amount of the Borrowing Base and Borrowing Base Reduction Amount requested by Borrower and to become effective on the Determination Date applicable to such Special Determination and (iii) such other information which Administrative Agent shall have requested.  Upon receipt of such Engineering Report and other information, Administrative Agent shall, subject to approval of Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base or a decrease in the Borrowing Base Reduction Amount, redetermine the Borrowing Base and the Borrowing Base Reduction Amount in accordance with the procedure set forth in subsection (a) of this section, which Borrowing Base and Borrowing Base Amount shall become effective on the Determination Date (or as soon thereafter as Administrative Agent and Required Lenders,

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or all Lenders in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base and provide notice thereof to Borrower).

(d)  The Borrowing Base shall be reduced automatically on the first day of each calendar month by the Borrowing Base Reduction Amount then in effect and such reduced Borrowing Base shall continue in effect until the first day of the next calendar month or the next date as of which the Borrowing Base and Borrowing Base Reduction Amount are redetermined.”

§ 2.5.Financial Statements and Reports.  Sections 6.2(a) and (b) of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“(a)As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by an independent certified public accounting firm selected by Borrower and reasonably acceptable to Administrative Agent, stating that such Consolidated financial statements have been so prepared.  These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b)As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Borrower’s Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower’s earnings and cash flows for such Fiscal Quarter and for the period beginning on the first day of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.  In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by a Responsible Officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments and the absence of footnotes), stating that he/she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 and 7.12 and containing a reconciliation of the financial covenants contained in such Sections to such financing statements, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.”

§ 2.6.Guaranties of Borrower’s Restricted Subsidiaries.   Section 6.15 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Section 6.15Guaranties of Borrower’s Subsidiaries.  Each Restricted Subsidiary of Borrower now existing or created, acquired or coming into existence after the date

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hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Administrative Agent in form and substance.  Each Restricted Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder.  Borrower will cause each of its Restricted Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Subsidiary has taken all company action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.”

§ 2.7.Collateral.   Section 6.17 of the Original Credit Agreement is hereby amended by substituting the term “Restricted Subsidiary” for the term “Subsidiary” each time it appears in such Section.

§ 2.8.Unrestricted Subidiaries.  A new Section 6.22 is hereby added to Article VI of the Original Credit Agreement immediately after Section 6.21 to read as follows:

“Section 6.22  Unrestricted Subsidiaries.  Borrower will cause the management, business and affairs of each of Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting properties of Borrower and its Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation or other legal entity will be treated as an entity separate and distinct from Borrower and the Restricted Subsidiaries.”

§ 2.9.Indebtedness.  Section 7.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Section 7.1  Indebtedness

.  No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a)the Obligations and the Lender Hedging Obligations.

(b)unsecured Indebtedness among Borrower and the Guarantors arising in the ordinary course of business.

(c)Indebtedness arising under Hedging Contracts permitted under Section 7.3.

(d)unsecured Indebtedness of the Restricted Persons not described in subsections (a) through (c) which does not exceed in the aggregate (taking into account all such Indebtedness of all Restricted Persons) $500,000.

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§ 2.10.Hedging Contracts.  Clause (ii) of Section 7.3(a) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(ii) the aggregate monthly production covered by all such contracts for any single month (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent)  does not in the aggregate exceed (A) for contracts that have a term of twelve (12) months or less, ninety percent (90%) of Restricted Persons’ aggregate Projected Oil and Gas Production anticipated (at the time such Hedging Contract is entered into) to be sold in the ordinary course of the Restricted Persons’ businesses for such month; provided that during the Fiscal Year 2015, such percentage shall be increased to one hundred percent (100%), and (B) for contracts that have a term of more than twelve (12) months, but less than thirty-six (36), eighty percent (80%) of Restricted Persons’ aggregate Projected Oil and Gas Production anticipated (at the time such Hedging Contract is entered into) to be sold in the ordinary course of the Restricted Persons’ businesses for such month; provided that during the Fiscal Year 2015, such percentage shall be increased to one hundred percent (100%),”

§ 2.11.Limitation on Mergers, Issuances of Securities.  Section 7.5 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Section 7.5.  Limitation on Mergers, Issuances of Securities.  No Restricted Person will merge or consolidate with or into any other Person except that any Restricted Subsidiary of Borrower may be merged into or consolidated with (a) another Restricted Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (b) Borrower, so long as Borrower is the surviving business entity.  Borrower will not issue any securities other than (a) shares of its common stock, (b) shares of its preferred stock which cannot be converted to Indebtedness prior to the Maturity Date or mandatorily redeemed prior to the Maturity Date, and (c) any options or warrants giving the holders thereof only the right to acquire common stock of Borrower.  No Restricted Subsidiary of Borrower will issue any additional shares of its Equity Interests or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof.  No Restricted Subsidiary of Borrower which is a partnership will allow any diminution of Borrower’s interest (direct or indirect) therein.”

§ 2.12.Limitation of Sales of Property.  Subsection (c) of Section 7.6 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(c)Equity Interests of any of Borrower’s Subsidiaries which are transferred to Borrower or a wholly owned Restricted Subsidiary;”

§ 2.13.Distributions.  Section 7.7 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Section 7.7  Limitation on Distributions.  No Restricted Person will declare or make directly or indirectly any Distribution, other than (a) Distributions payable to Borrower or to Guarantors that are wholly-owned Restricted Subsidiaries of Borrower;

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(b) Distributions payable with respect to Borrower’s common stock, to the extent that the aggregate value of all such Distributions made during any Fiscal Year does not exceed forty percent (40%) of Consolidated Net Income; provided that no Default or Event of Default exists at the time such Distribution on common stock is made or will occur as a result thereof; (c) Distributions due and payable with respect to Borrower’s preferred stock; provided that so long as no Default or Event of Default exists at the time such Distribution on preferred stock is made or will occur as a result thereof; and (d) Distributions by a Restricted Person payable only in such Restricted Person’s common stock, so long as Borrower’s interest in any of its Subsidiaries is not thereby reduced; provided that no Distribution of any kind shall be made by any Restricted Person to an Unrestricted Subsidiary.”

§ 2.14.Transactions with Affiliates.  Section 7.10 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Section 7.10  Transactions with Affiliates.  Neither Borrower nor any of its Restricted Subsidiaries nor any Guarantor will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Restricted Subsidiaries.”

§ 2.15.Unrestricted Subsidiaries.  The following new Sections 7.16 and 7.17 are hereby added to Article VII of the Original Credit Agreement immediately after Section 7.15 to read as follows:

“Section 7.16 Subsidiaries.  No Restricted Person will create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Sections 6.15, 6.17 and 7.17.

Section 7.17 Designation and Conversion of Restricted and Unrestricted Subsidiaries.  Borrower will not:

(a)Designate any Person that becomes a Subsidiary of Borrower or any Restricted Subsidiary as an Unrestricted Subsidiary, except Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default or Event of Default would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of Borrower’s direct and indirect ownership interest in such Unrestricted Subsidiary and such Investment would be a Permitted Investment made at the time of such designation.

(b)Designate any Unrestricted Subsidiary to be a Restricted Subsidiary, except if after giving effect to such designation, which shall be deemed to be a cash dividend in an amount equal to the lesser of the fair market value of Borrower’s direct

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and indirect ownership interest in such Unrestricted Subsidiary or the amount of Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 7.8, (i) the representations and warranties of Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default or Event of Default would exist, and (iii) Borrower and such newly-designated Restricted Subsidiary complies with the requirements of Sections 6.15 and 6.17.

(c)Incur, assume, guarantee or otherwise be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries.

(d)Permit any Unrestricted Subsidiary to hold any Equity in, or any Indebtedness of, Borrower or any Restricted Subsidiary.”

§ 2.16.Events of Default.  Sections 8.1(j)(i) and (ii) are hereby amended to provide that the occurrence of the events described in such sections with respect to Unrestricted Subsidiaries shall constitute Events of Default.  The occurrence of such events with respect to the Restricted Persons shall continue to constitute Events of Default.

§ 2.17.Name of Borrower.  Double Eagle Petroleum Co. has changed its name to Escalera Resources Co.  All references in the Loan Documents to Double Eagle Petroleum Co. shall be deemed to refer to its new name of Escalera Resources Co.

§ 2.18.Post-closing Deliverables.  Within 30 days after the date hereof, Borrower shall (i) have filed an amendment to its Certificate of Qualification to transact business in Wyoming,  with the Secretary of State of Wyoming, amending its name, and (ii) deliver to Administrative Agent (a) a copy of the file-stamped amendment to Certificate of Qualification filed with the Secretary of State of Wyoming and (b) a copy of the Certificate of Good Standing issued by the Secretary of State of Wyoming.

ARTICLE III.

Conditions of Effectiveness

§ 3.1.Effective Date

.  This Amendment shall become effective as of the date first above written when and only when:

(a)Amendment Documents.  Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)Officer’s Certificate.  Administrative Agent shall have received a certificate of the secretary of Borrower certifying as of the date of this Amendment (i) that there have been no changes to the organizational documents of Borrower since the Closing Date, except for the amendment to Borrower’s Articles of Incorporation and Bylaws attached thereto, (ii) the

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resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower.

(c)Fees.  Borrower shall have paid any administrative agent fee which is then due and all fees and expenses as required by Section 10.4 of the Credit Agreement.

(d)Completion of Proceedings.  All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(e)Due Diligence.  Administrative Agent and Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Restricted Persons, including, a review of their Oil and Gas Properties covered by the most recently delivered Engineering Report and all legal, financial, accounting, governmental, environmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

(f)Other Documentation.  Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1.  All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(g)No Default.  No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

ARTICLE IV.

Representations and Warranties

§ 4.1.Representations and Warranties of Borrower

.  In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a)The representations and warranties contained in Article V of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b)Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement.  Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

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(c)The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation, as amended, or bylaws of Borrower, as amended, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower.  Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

(d)When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

(e)The most recent financial statements of Borrower delivered to Lenders pursuant to Section 6(a) and (b) of the Original Credit Agreement fairly present Borrower’s financial position as of the date thereof.  Copies of such financial statements have heretofore been delivered to Administrative Agent.  Since such dates no Material Adverse Change has occurred.

ARTICLE V.

Miscellaneous

§ 5.1.Ratification of Agreements

.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§ 5.2.Survival of Agreements

.  All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.3.Interpretive Provisions.  Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

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§ 5.4.Loan Documents

.  This Amendment is, and each other Amendment Document is, a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

§ 5.5.Governing Law

.  This Amendment shall be governed by and construed in accordance the laws of the State of Colorado and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.6.Counterparts; Fax

.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

§ 5.7.Release

.  In consideration of the amendments contained herein, Borrower hereby waives and releases Administrative Agent and Lenders from any and all claims and defenses, known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

§ 5.8.Ratification and Affirmation

.  Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

ESCALERA RESOURCES CO., formerly known as  DOUBLE EAGLE PETROLEUM CO.,

as Borrower

By:/s/ Adam W. Fenster

Adam W. Fenster
Chief Financial Officer

BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of Oklahoma, N.A.),

as Administrative Agent, LC Issuer and a Lender

By:/s/ Sonja Borodko
Sonja Borodko
Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:/s/ Justin Alexander

Justin Alexander
Vice President

EXHIBIT A

CONSENT AND AGREEMENT

Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty each dated as of February 5, 2010, as amended,  made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that its Guaranty, as amended, and such other Loan Documents shall remain in full force and effect.

EASTERN WASHAKIE MIDSTREAM, LLC,

as a Guarantor

By:/s/ Adam W. Fenster
Adam W. Fenster
Chief Financial Officer

PETROSEARCH ENERGY CORPORATION,

as a Guarantor

By:/s/ Adam W. Fenster
Adam W. Fenster
Chief Financial Officer

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